Monthly Insights April 2014	The Taiwan Fund, Inc.

Data as of 4/30/14

Manager's Commentary

After increasing for the past two months, the Taiwan Stock Index (the "Index") retreated 0.65% (in Taiwan dollar terms) in April to close at 8791. The market was initially supported by improved investor sentiment and increased foreign fund inflows. The Index hit a 33-month intra-day high of 9022 on April 23, 2014, but subsequently receded due to the government's decision to mothball a fourth nuclear power plant until a referendum could be held.

Similar to March, performance between sectors deviated significantly. In Taiwan dollar terms, the broad technology sector rose 1.14%; the financial sector, in contrast, dropped 3.31%; the broad non-technology and non-financial sector declined 2.19%; and the small-cap OTC market dropped 2.67% during the month. Overall, both the dominance of the technology sector and misery for the other sectors continued.

The biggest drag on the market was by far the prolonged political turmoil. Last month there were huge demonstrations to protest the "Cross-Strait Agreement in Service Trade" (the "Agreement") with China. This month "Nuclear Power" became another battlefield. For over 20 years, the nuclear power issue has been somewhat like a political volcano in Taiwan and it erupted again in April.

The construction of the ill-fated fourth nuclear power plant started in 1999 after a decade long debate. According to the initial plan, the nuclear power plant's official operation was scheduled to commence in 2004. However, in 2000, the Democratic Progress Party (the "DPP"), the Opposition Party, won the presidential election for the first time. Shortly after the DPP gained power, the party announced that it would suspend construction and scrap the entire project which follows its anti-nuclear policy.

A novice in power, the DPP soon realized that its anti-nuclear policy was not only against the constitutional law, but an economic catastrophe. It reversed the policy four months later; however the fourth nuclear power plant project had already become a nightmare. Since then, the project has been plagued by contract disputes, construction quality issues, a delayed schedule and costs that ballooned. Fifteen years since the construction started, it is still years away from its completion.

The Fukushima nuclear power plant incident in 2011 turned public opinion against nuclear power. The government's support was weakened by the recent demonstrations, and the DPP. Now, the Opposition Party, has once again demanded the abolishment of nuclear power. The Opposition Party argued that a referendum should be held in order to eliminate the fourth nuclear power plant.

Besieged by public opinion and upcoming elections, on April 27, 2014, the government decided to suspend any further construction and to mothball the already completed generator unit. A referendum will be held once a safety inspection is completed so as to avoid further political conflict.

Taiwan has some of the lowest electricity prices in the world, which gives Taiwan a competitive advantage in many energy intensive industries such as the semiconductor, petrochemical and metal processing sectors. Without the fourth nuclear power plant, many people are worried that Taiwan may see power shortages as early as 2018.

Nevertheless, as economic fundamentals continue to improve, we expect the short-term impact from these political incidents to gradually recede. In March, machinery imports have already been reported as growing by 10.1% year-on-year, which signifies an increase in capital expenditure by local businesses. With the continued recovery of developed economies including the United States and Europe, we expect the market to see further upside after the short-term correction.

Investment Review

The Fund's net asset value (the "NAV") fell 1.24% (in US dollar terms) for the one month period ended April 30, 2014, underperforming the TAIEX index (the "benchmark"). During the month, the investment manager sped up the transition of the Fund's portfolio. The newly added names in the Fund have increased from 17.9% of the Fund at the end of March, to 51.9% of the Fund at the end of April. As a result, the portfolio structure is closer to the investment manager's target.

Across all sectors, the major overweight positions are in the electronics and biotechnology sectors, whereas the major underweight positions are in the financial and communication/internet sectors. The increase in the

In Brief

Net asset value per share	$20.70
Market price	$18.76
Premium/(discount)	-9.36%
Total net assets	$170.16
Market cap	$154.2
Source: State Street Bank and Trust Company

At April 30, 2014	US$ return
	Fund* %	TAIEX Total Return Index %
One Month	-1.24%	0.18%
Three Months	0.05%	4.23%
One Year	10.93%	9.28%
Three years % pa	-0.23%	0.94%

Returns are annualized, except for periods of less than one year.
*Source: State Street Bank and Trust Company.
NAV performance.
†Source: TWSE.
Past performance is no guarantee of future results.

Fund Details

Shares outstanding	8,221,259
Exchange listed	NYSE
Listing date	1986
Investment manager	Allianz Global Investors U.S. LLC (AllianzGI U.S.)
Source: State Street Bank and Trust Company

Fund Manager

Weimin Chang	Helena Pi

The Taiwan Fund, Inc.

semiconductor, optoelectronics and other electronics sectors plays to the Fund's favor. The underweight to the financial sector has also been positive for Fund performance.

Among the positions initiated during the month, Largan Precision (3008.TT) was one of the best performers. Largan is the largest manufacturer of optical lenses for mobile phones in the world; key clients include Apple, LG, HTC and some leading Chinese brands. Based on our estimates, we believe Largan supplies nearly 70% of iPhone 5s' camera lenses. With smartphone manufacturers' specifications upgrading from 8 to 13 mega pixel resolution and new account wins from China, we expect Largan to continue to expand its top and bottom line. The company's first quarter 2014 results have surprised many street analysts. Trading at a 17.7 times Price/Earnings ("P/E") multiple with over 50% Earnings-Per-Share (the "EPS") growth in 2014, we believe the best is yet to come for the company.

We also initiated a position in Catcher Technology (2474.TT) during the month of April. Catcher is a specialized manufacturer of metal casing for electronic devices including Apple's MacBook, iPhone and iPad. Metal casing is increasingly more popular in high-end electronic devices. Catcher has also won new accounts including Sony and HTC. The company's recent announcement that it was increasing capital expenditure sends a strong signal to the market that the business outlook remains strong. We believe the upcoming launch of Apple's iPhone 6 and Sony's new smartphone will be the main drivers of its business in the near term. Catcher is trading at a 13.5 times P/E multiple with around 20% EPS growth in 2014. We continue to believe its share price looks very reasonable.

One of the largest detractors during the month was MPI Corp (6223.TT). Since the beginning of the year, the company has been one of our favorite light-emitting diode ("LED") stocks. MPI's share price performed strongly over the course of the first quarter of 2014. However in April, the share price dropped along with the global LED leaders such as Cree, Seoul Semiconductor, and Veeco Instruments. We reduced the position on MPI from 2.7% at the end of March to 1.4% at the end of April, but we still believe that the company can benefit from increasing capital expenditures in the LED sector.

Kuo Toong International (8936.TT), a company specializing in the production of large size cast iron pipes and related environmental and water conservation projects, was another detractor during the month. The company's share price suffered from a heavy sell off over the month as a result of the announcement of project delays. However, we believe the company's industry expertise will be a driver for long-term growth and we have used the correction in April to establish a position over the last two weeks of the month.

Taiwan Outlook

Year-to-date the Taiwan stock market delivered 2.09% in Taiwan dollar terms. Among different sectors, both the semiconductor and optoelectronics sectors increased 12.70%, and the electronic components sector advanced 11.62% over the same period of time. While we expect the demand for technology products to remain strong in the coming quarter, we are closely monitoring the supply chain inventory and end-demand sales.

For the non-tech sector, we still like select textile companies, machinery equipment manufacturers and some alternative energy related names. We also like some biotech names and select auto part manufacturers, as they are likely to benefit from domestic sourcing from multinational auto makers in China.

While the market enters the tax paying season, it is inevitable that we may see a great deal of volatility in the market. As the global economy continues to improve, we are confident that the market will remain healthy.
Over the course of April, we increased the number of companies in the Fund by 20, bringing the total number of stocks in the Fund to 64. As our portfolio transition progresses, we expect that the number of stocks in the Fund will gradually decline to a more ideal level of around 50.

Objective

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol 'TWN'.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan's dynamic economy, but also allows investors to reap the growth and investment potential of mainland China and other emerging economies of the region.

Performance (US$ Returns)	NAV %	Market Price %
One month	-1.24%	-0.64%
Three months	0.05%	0.64%
Three years % pa	-0.23%	-0.48%
Source: State Street Bank and Trust Company

Sector Allocation
	Fund** %	Benchmark††%
Semiconductor	20.4	21.3
Other Electronic	10.2	6.5
Biotechnology and Medical Care	9.2	0.9
Electric Machinery	7.9	1.9
Optoelectronic	6.1	4.5
Other	5.6	3.5
Trading and Consumer Goods	5.4	1.7
Computer and Peripheral Equipment	4.7	6.6
Electronic Parts/Components	4.2	4.6
Electronic Products Distribution	4.1	0.9
Finance and Insurance	3.6	12.9
Building Material and Construction	3.2	1.9
Plastic	2.1	6.7
Textile	1.9	2.0
Cement	1.2	1.4
Shipping and Transportation	1.2	1.7
Oil, Gas and Electricity	1.2	3.1
Rubber	0.9	1.8
Chemical	0.8	1.2
Glass and Ceramic	0.4	0.3
Food	-	1.9
Electrical and Cable	-	0.4
Paper and Pulp	-	0.3
Iron and Steel	-	2.4
Automobile	-	1.8
Communications and Internet	-	6.8
Information Services	-	0.2
Tourism	-	0.6

**	Source: AllianzGI U.S.
††	Source: Bloomberg , Taiwan Stock Exchange (TWSE) industry classification

15 Largest Holdings	% of net assets
YungShin Global Holding Corp.	6.6
Taiwan Semiconductor Manufacturing Co., Ltd.	6.1
WT Microelectronics Co., Ltd.	4.1
Aurora Corp.	3.9
Mercuries & Associates, Ltd.	3.9
Largan Precision Co., Ltd.	3.2
Hon Hai Precision Industry Co., Ltd.	3.2
Advantech Co., Ltd.	2.8
MediaTek, Inc.	2.8
Novatek Microelectronics Corp. Ltd.	2.5
Epistar Corp.	2.1
Delta Electronics Inc.	2.1
Formosa Plastics Corp.	2.1
King's Town Construction Co., Ltd.	1.8
King Yuan Electronics Co., Ltd.	1.5

Source: State Street Bank and Trust Company.

The Taiwan Fund, Inc.

Average Annual Returns
	One Month	Three Months	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV*	-1.24%	0.05%	-3.04%	10.93%	-0.23%	12.79%	6.78%	8.79%
Market Price*	-0.64%	0.64%	-2.90%	10.68%	-0.48%	10.30%	7.11%	7.07%
TAIEX Index	0.18%	4.23%	0.76%	6.15%	-2.55%	9.95%	4.69%	-
TAIEX Total Return Index	0.18%	4.23%	0.76%	9.28%	0.94%	13.73%	8.61%	-
MSCI Taiwan Index	1.19%	5.79%	2.30%	7.46%	0.29%	12.08%	5.85%	-

Returns are annualized, except for periods of less than one year.

*Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Net asset value is total assets less total liabilities divided by the number of shares outstanding.

Source: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section. It is not possible to invest directly in an index.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Funds returns.

The TAIEX Total Return Index commenced January 1,2003. Past performance is no guarantee of future returns.

Portfolio in Full

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Semiconductor	20.4
King Yuan Electronics Co., Ltd.	2449 TT Equity	23	3400000	2,589,576	1.5
MediaTek, Inc.	2454 TT Equity	472	300000	4,689,052	2.8
MPI Corp.	6223 TT Equity	74	937000	2,296,112	1.3
RichTek Technology Corp.	6286 TT Equity	173	450000	2,577,985	1.5
Taiwan Semiconductor Manufacturing Co., Ltd.	2330 TT Equity	118.5	2626000	10,304,689	6.1
Tong Hsing Electronic Industries Ltd.	6271 TT Equity	162	350000	1,877,608	1.1
Advanced Semiconductor Engineering, Inc.	2311 TT Equity	35	2045000	2,370,190	1.4
ASPEED Technology Inc.	5274 TT Equity	261	6000	51,858	0
FocalTech Corp Ltd.	5280 TT Equity	246.5	200000	1,632,558	1
Hermes Microvision Inc.	3658 TT Equity	1250	51000	2,111,067	1.2
Novatek Microelectronics Corp. Ltd.	3034 TT Equity	139.5	915000	4,226,853	2.5

Other Electronics	10.2
Acter Co., Ltd.	5536 TT Equity	116	570000	2,189,549	1.3
Aurora Corp.	2373 TT Equity	55.7	3569000	6,582,996	3.9
Hon Hai Precision Industry Co., Ltd.	2317 TT Equity	86.6	1874000	5,374,144	3.2
Tung Thih Electronic Co., Ltd.	3552 TT Equity	123	105000	427,678	0.3
Catcher Technology Co., Ltd.	2474 TT Equity	254.5	298000	2,511,458	1.5

Biotechnology and Medical Care	9.2
Johnson Health Tech Co., Ltd.	1736 TT Equity	73.4	695000	1,689,284	1.0
Pacific Hospital Supply Co., Ltd.	4126 TT Equity	78	380456	982,700	0.6
YungShin Global Holding Corp.	3705 TT Equity	55.3	6146000	11,254,845	6.6
Formosa Laboratories Inc.	4746 TT Equity	76	678000	1,706,338	1.0

Electric Machinery	7.9
Basso Industry Corp.	1527 TT Equity	37.45	1550000	1,922,230	1.1
Yungtay Engineering Co., Ltd.	1507 TT Equity	89	583000	1,718,226	1.0
Cub Elecparts Inc.	2231 TT Equity	267	138000	1,220,147	0.7
Depo Auto Parts Industrial Co., Ltd.	6605 TT Equity	121.5	635000	2,554,888	1.5
Hiwin Technologies Corp.	2049 TT Equity	287	235000	2,233,426	1.3
Good Friend International Holdings, Inc., TDR	912398 TT Equity	9.77	6990000	2,261,484	1.3
Actron Technology Corp.	8255 TT Equity	127.5	386000	1,629,744	1.0

Optoelectronic	6.1
Edison Opto Corp.	3591 TT Equity	35.85	321000	381,080	0.2
Epistar Corp.	2448 TT Equity	65.9	1666000	3,635,651	2.1
Largan Precision Co., Ltd.	3008 TT Equity	1885	86000	5,368,236	3.2
Everlight Electronics Co., Ltd.	2393 TT Equity	70.6	429000	1,002,961	0.6

continued on next page

The Taiwan Fund, Inc.

Portfolio in Full (continued)

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Other					5.6
Taiwan-Sogo Shinkong Security Corp.	9925 TT Equity	40.8	489000	660,680	0.4
Giant Manufacturing Co., Ltd.	9921 TT Equity	236	116000	906,550	0.5
KMC Kuei Meng International Inc.	5306 TT Equity	132	278000	1,215,180	0.7
Feng TAY Enterprise Co., Ltd.	9910 TT Equity	83.5	441000	1,219,402	0.7
Nan Liu Enterprise Co., Ltd.	6504 TT Equity	170	374000	2,105,437	1.2
Kuo Toong International Co., Ltd.	8936 TT Equity	51.2	1488000	2,522,869	1.5
Nak Sealing Technologies Corp.	9942 TT Equity	137	236000	1,070,667	0.6

Trading and Consumer Goods					5.4
Mercuries & Associates, Ltd.	2905 TT Equity	20	9912429	6,564,957	3.9
Test-Rite International Co., Ltd.	2908 TT Equity	21.65	3576260	2,563,946	1.5

Computer and Peripheral Equipment					4.7
Advantech Co., Ltd.	2395 TT Equity	195	738100	4,766,193	2.8
Quanta Computer, Inc.	2382 TT Equity	82.8	528000	1,447,725	0.9
Micro-Star International Co., Ltd.	2377 TT Equity	33	1546000	1,689,449	1.0

Electronic Parts/Components					4.2
King Slide Works Co., Ltd.	2059 TT Equity	393	187000	2,433,638	1.4
Zippy Technology Corp.	2420 TT Equity	55.2	671000	1,226,545	0.7
Delta Electronics Inc.	2308 TT Equity	185	592000	3,626,730	2.1

Electronic Products Distribution					4.1
WT Microelectronics Co., Ltd.	3036 TT Equity	41.2	5098900	6,956,576	4.1

Finance and Insurance					3.6
Union Bank of Taiwan	2838 TT Equity	10.75	1986207	707,058	0.4
Yuanta Financial Holding Co., Ltd.	2885 TT Equity	15.05	4749000	2,366,794	1.4
CTBC Financial Holding Co., Ltd.	2891 TT Equity	17.95	2263000	1,345,150	0.8
Fubon Financial Holding Co., Ltd.	2881 TT Equity	39	1354000	1,748,659	1.0

Building Material and Construction					3.2
Goldsun Development & Construction Co., Ltd.	2504 TT Equity	10.65	5667980	1,998,940	1.2
Hung Poo Real Estate Development Corp.	2536 TT Equity	27	375873	336,068	0.2
King's Town Construction Co., Ltd.	2524 TT Equity	25.2	3759764	3,137,494	1.8
Taiwan Land Development Corp.	2841 TT Equity	11.1	75000	27,568	0.0

Plastic					2.1
Formosa Plastics Corp.	1301 TT Equity	77.8	1399000	3,604,285	2.1

Textile					1.9
Eclat Textile Co., Ltd.	1476 TT Equity	330	198000	2,163,719	1.3
Formosa Taffeta Co., Ltd.	1434 TT Equity	31.55	954000	996,712	0.6

Cement					1.2
Taiwan Cement Corp.	1101 TT Equity	47.9	1338000	2,122,332	1.2

Shipping and Transportation					1.2
Taiwan High Speed Rail Corp.	2633 TT Equity	4.71	12597600	1,964,855	1.2

Oil, Gas and Electricity					1.2
Formosa Petrochemical Corp.	6505 TT Equity	75.9	782000	1,965,488	1.2

Rubber					0.9
Cheng Shin Rubber Industry Co., Ltd.	2105 TT Equity	86.6	548000	1,571,521	0.9

Chemical					0.8
Swancor Ind Co., Ltd.	4733 TT Equity	113.5	345000	1,296,692	0.8

Glass and Ceramic					0.4
Sanitar Co., Ltd.	1817 TT Equity	35	659000	763,792	0.4

The Taiwan Fund, Inc.

Premium/Discount

Index Descriptions

TAIEX Index

The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index

The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange, based in 1966, which includes re-invested dividends.

MSCI Taiwan Index

The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The Index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of November 30, 2013, it contained 107 constituents.

Important Information

This document is issued and approved by Allianz Global Investors U.S. LLC ("AllianzGI U.S."), as investment manager of The Taiwan Fund, Inc. (the 'Fund'). AllianzGI U.S. is an investment manager registered with the U.S. Securities and Exchange Commission. Information herein is believed to be reliable but has not been verified by AllianzGI U.S. AllianzGI U.S. makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US fund and its shares are listed on the New York Stock Exchange. AllianzGI U.S. has been appointed investment manager to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. AllianzGI U.S., its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, Allianz Global Investors will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

■
It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

■
Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

■
Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

■
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, 1 Lincoln Street, P.O. Box 5049, Boston, MA, 02206. www.thetaiwanfund.com

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-05-08-9688 | FS-TWF-0414